UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2012

WELLS CORE OFFICE INCOME REIT, INC.
(Exact name of registrant specified in its charter)

Maryland	000-54248	26-0500668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(Address of principal executive offices)

Registrant's telephone number, including area code: (770) 449-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
The information required by Item 1.01 is included in Item 2.01 below and is incorporated by reference herein.
Item 2.01. Completion of Acquisition or Disposition of Assets

On July 2, 2012, Wells Core Office Income REIT, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), through Wells Core REIT - Four Parkway North, LLC, a wholly owned subsidiary of Wells Core Office Income Operating Partnership, L.P., our operating partnership, acquired a five-story office building containing approximately 172,300 square feet (the "Four Parkway North Building") for approximately $40.9 million, exclusive of closing costs. The acquisition of the Four Parkway North Building was funded with proceeds from a $300.0 million secured revolving credit facility and proceeds raised from our ongoing public offering. The Four Parkway North Building was built in 1999 and is located on approximately 6.7 acres of land in Deerfield, Illinois. The Four Parkway North Building was acquired from JBC Funds Parkway North, LLC, a Delaware limited liability company, which is not affiliated with us, Wells Core Office Income REIT Advisory Services, LLC (the “Advisor”), or an affiliate of the Advisor.

The Four Parkway North Building is 100% leased to four tenants and is dual-anchored by CF Industries Holdings, Inc. ("CF Industries") and Lundbeck, Inc. ("Lundbeck"), which each lease approximately 52% and 41% of the building, respectively. CF Industries manufactures and distributes nitrogen and phosphate fertilizer products globally, and Lundbeck is an international pharmaceutical company that researches, manufactures, and sells drugs for the treatment of psychiatric and neurological disorders. Both CF Industries and Lundbeck utilize the Four Parkway North Building as their corporate headquarters.

The current aggregate annual base rent is approximately $3.2 million. The current weighted-average rental rate over the lease term is approximately $17.92 per square foot. The current weighted-average remaining lease term is approximately seven years. CF Industries' and Lundbeck's leases expire in February 2017 and February 2022, respectively, but each has the right to extend the term of its lease for two additional five-year renewal periods at a negotiated market rate. Lundbeck also has an early termination right effective February 2018 to terminate its lease by providing 15 months written notice and by paying a $3.4 million termination fee.

Based on the current condition of the Four Parkway North Building, we do not believe it will be necessary to make significant renovations to the Four Parkway North Building. Our management believes that the Four Parkway North Building is adequately insured.
Item 9.01. Financial Statements and Exhibits
(a)     Financial Statements.
Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before September 16, 2012, by amendment to this Form 8-K.
(b)     Pro Forma Financial Information.

See Paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS CORE OFFICE INCOME REIT, INC.

Dated: July 3, 2012	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President, Secretary and Treasurer

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